UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 28, 2016

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Adjourned Annual Meeting of Stockholders on December 28, 2016 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the person listed below to serve as a director for a term of three years expiring at the 2019 Annual Meeting of Stockholders and until a successor is duly elected and qualified; (ii) ratified the appointment of OUM & Co., LLP to serve as our independent registered public accounting firm for 2016; (iii) approved the withdrawal the Company’s election to be treated as a business development company; (iv) approved the reorganization of the Company as a Delaware Statutory trust; (v) approved the amended and restated investment management agreement with the Company’s manager, VII Peaks Capital, LLC, and (vi) approved of a fundamental policy whereby the Company would become an “interval fund”, under which it would make annual repurchase offers for its share on or about November 1 of each calendar year.

Item 1: The election of one director for a three year term expiring at the 2019 Annual Meeting

	For	Withheld	Broker Non-Votes
Jeya Kumar	3,185,478	100,071	20,697

Item 2: The ratification of the appointment by the Company of OUM & Co., LLC as the Company’s independent registered public accounting firm for 2015

For	Against	Abstain
3,184,638	75,564	46,044

Item 3: The approval to withdrawal the Company’s election to be treated as a business development company

For	Against	Abstain
3,121,480	104,180	80,587

Item 4: The approval of the reorganization of the Company as a Delaware statuary trust

For	Against	Abstain
3,130,242	103,176	72,830

Item 5: The approval of the investment management agreement with the Company’s manager, VII Peaks Capital, LLC

For	Against	Abstain
3,111,047	107,196	85,834

Item 6: The approval of a fundamental policy whereby the Company would become an “interval fund”, under which it would make annual repurchase offers for its shares on or about November 1 of each calendar year

For	Against	Abstain
3,163,209	91,077	51,961

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II , Inc.

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke

January 4, 2017